Exhibit 10-16


                        NIAGARA MOHAWK POWER CORPORATION
                           DEFERRED COMPENSATION PLAN
                    As Established Effective January 1, 1994

    PURPOSE

    The purpose of the Niagara Mohawk Power Corporation Deferred Compensation Plan is to provide a select group of management or highly compensated employees of the Company with the opportunity to defer the current receipt of cash compensation otherwise due them. The Plan is intended to constitute a "top hat" plan within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

    2.   DEFINITIONS

    "Administrator" means the Board or its designee, the Compensation and Succession Committee of the Board, which shall be responsible for the administration of this Plan.

    "Board" means the Board of Directors of the Company.
    "Company" means Niagara Mohawk Power Corporation, its successors and assigns.

    "Change in Control" shall have the meaning set forth in Appendix A hereto.

    "Constructive Termination" means the Participant's deemed termination of employment with the Company by reason of any of the following events which occurs within 24 full calendar months after a Change in Control:

    (i) the Company assigns any duties to the Participant which are materially inconsistent with the Participant's position, duties, offices, responsibilities or reporting requirements immediately prior to a Change in Control; or
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    (ii)      the Company reduces the Participant's Salary, including
              deferrals, as in effect immediately prior to a Change in Control; or

    (iii) the Company discontinues any bonus or other compensation plan or any other benefit, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health plan, disability plan or similar plan (as the same existed immediately prior to the Change in Control) in which the Participant participated or was eligible to participate in immediately prior to the Change in Control and in lieu thereof does not make available plans providing at least comparable benefits; or

    (iv) the Company takes action which adversely affects the Participant's participation in, or eligibility for, or materially reduces the Participant's benefits under, any of the plans described in (iii) above, or deprives the Participant of any material fringe benefit enjoyed by the Participant immediately prior to the Change in Control, or fails to provide the Participant with the number of paid vacation days to which the Participant was entitled in accordance with normal vacation policy immediately prior to the Change in Control; or

    (v) the Company requires the Participant to be based at any office or location other than one within a 50-mile radius of the office or location at which the Participant was based immediately prior to the Change in Control; or

    (vi) the Company purports to terminate the Participant's employment otherwise than as expressly permitted by his or her employment agreement, if any; or

    (vii) the Company fails to comply with and satisfy Section 12.2 of the Plan.

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    "Deferral Account" means the Participant's individual account established on his or her behalf pursuant to the Plan.

    "Eligible Employee" means a highly paid Employee or a management Employee whose position of authority may influence policy decisions of the Company (including design and operation of the Plan) and who in either case has been selected by the Administrator as eligible to participate in the Plan.

    "Employee" means an employee of the Company.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Incentive Award" means an award, if any, provided to an Eligible Employee under the Company's Annual Officer Incentive Compensation Plan and Performance Share Unit Plan, respectively.

    "Participant" means an Eligible Employee who has elected under the terms and conditions of the Plan to defer payment of a portion of Salary or all or a portion of an Incentive Award, or both, which would have otherwise been paid to such Employee for services rendered to the Company.

    "Payment Date" means the date as of which payments are due to commence under the Plan.

    "Plan" means the Niagara Mohawk Power Corporation Deferred
    Compensation Plan (including any Appendices), as set forth herein and as amended from time to time.

    "Plan Year" means the calendar year.

    "Salary" means the annualized rate of an Employee's normal base cash compensation, prior to any deferrals and exclusive of overtime, bonuses, special or incentive pay or any fringe benefits determined as of December 31 of each year prior to the beginning of the next Plan Year.
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    "Total Disability" means the Participant's physical or mental inability to perform substantially the Participant's duties of employment with the Company for a period exceeding 12 consecutive months, as determined by a licensed physician selected by the Administrator.


    3.   DEFERRAL ELIGIBILITY AND PARTICIPATION

         3.1 An Eligible Employee shall be eligible to participate in the Plan as of the first day of the Plan Year after completion and submission to the Administrator of an election form, pursuant to
    Section 4 of the Plan.

         3.2 No later than the November 1 preceding a Plan Year, the Administrator shall notify each Eligible Employee of eligibility to participate in the Plan for that Plan Year; provided that for the Plan Year beginning January 1, 1994, such notice shall be provided no later than December 15, 1993.


    4.   ELECTION TO DEFER

         4.1 By December 15 prior to the beginning of a Plan Year, an Eligible Employee may elect, irrevocably, by written notice to the Administrator on an election form, to defer a percentage of Salary or an Incentive Award, or both, otherwise payable during such Plan Year; provided that for the Plan Year beginning January 1, 1994, such election may be made no later than December 31, 1993. The deferral percentage applicable to Salary shall be in 5% increments, not to exceed 25% of Salary. The deferral percentage applicable to an Incentive Award shall be in 10% increments, not to exceed 100% of an Award.

         4.2 Notwithstanding any provisions in the Plan to the contrary, an Employee or other individual who becomes an Eligible Employee during a Plan Year may elect, in the manner described in
    Section 4.1 of the Plan, to defer a percentage of Salary otherwise payable during the remainder of the Plan Year or an Incentive
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    Award, or both, provided such election is made, irrevocably, within thirty (30) days after being notified that such individual is an Eligible Employee.

         4.3 Salary deferred under the Plan will be ratably deducted in each pay period in the Plan Year. An expressed percentage shall apply to any Salary changes during the Plan Year.

         4.4 The Deferral Period shall be, irrevocably, a period beginning as of the first day of the Plan Year to which the deferral election applies and ending on the earliest of:

              (a) the date the Participant retires at early or normal retirement age under the tax-qualified defined benefit pension plan maintained by the Company, in which the Participant participates, or

              (b) the date the Participant terminates employment with the Company for any other reason, including death or Total Disability; or

              (c) the date the Participant's employment with the Company is deemed terminated by reason of Constructive
         Termination.

         4.5 Although an election to defer under the Plan is irrevocable, the Administrator may authorize a Participant to reduce or waive such election for the remainder of the Plan Year upon a finding that the Participant has suffered a financial hardship, within the meaning of Section 7.2 of the Plan.

         4.6 The Company shall deduct from any deferred Salary and Incentive Award, any FICA, FUTA or medicare taxes required to be withheld.
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    5.   DEFERRAL ACCOUNT

         5.1 As of the last day of each month, the Company shall credit to a Participant's Deferral Account the amount deferred for that month in accordance with the Participant's deferral election pursuant to Section 4.1 of the Plan.

         5.2 The Company shall credit earnings to each Participant's Deferral Account until the entire Deferral Account has been distributed. For any calendar year, the rate of credited earnings shall be the equivalent of the rate of return on the investment fund or funds selected by the Participant on an appropriate election form provided to the Administrator at the time of the Participant's deferral election pursuant to Section 4.1 of the Plan. A Participant may select from the investment funds set forth in Appendix B hereto and shall designate, in 50% increments, the portion of his or her Deferral Account considered invested in such fund or funds for the purpose of credited earnings. Earnings shall be credited to a Participant's Deferral Account as of the last day of each month. A Participant may change his or her investment fund selection annually at the time of any subsequent deferral election pursuant to Section 4.1 of the Plan; any such investment fund change shall be effective as of the first day of the Plan Year following such deferral election. Notwithstanding the foregoing provisions of this Section 5.2, neither the Company nor the Administrator, nor any agent thereof, shall be under any obligation whatsoever to have any assets or other funds actually invested on behalf of the Participant in the investment fund or funds selected by the Participant for the purpose of credited earnings.

         5.3 (a) Funds held for a Participant shall be held as a general asset of the Company subject to the Company's general creditors. No Participant or beneficiary shall have any security interest whatsoever in any assets of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any assets of the Company.
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              (b)  Participants have the status of general unsecured
    creditors of the Company with respect to their Deferral Accounts, and the Plan constitutes a mere promise by the Company to make payments of deferred Salary or Incentive Award(s) in the future. It is the intention of the Participants and the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

         5.4 Each Participant's Deferral Account shall be maintained on the books of the Company until full payment has been made to the Participant or beneficiary. The Company may, but shall not be required to, set funds aside for the Deferral Account. Any funds that are so set aside shall be subject to claims of the Company's general creditors, as provided in the document governing the funds.

         5.5 Upon the request of a Participant, but no more frequently than quarterly, the Administrator shall provide a statement of any amounts credited to such Participant's Deferral Account.


    6.   TIME AND MANNER OF PAYMENT

         6.1 Subject to Section 7, a Participant's Payment Date shall be the first of the month after the earliest of the following:

              (a) the date the Participant retires at normal or early retirement age under the tax-qualified defined benefit pension plan maintained by the Company, in which the Participant participates; or

              (b) the date the Participant terminates employment with the Company for any other reason, including death or Total
    Disability; or

              (c) the date the Participant's employment with the Company is deemed terminated by reason of Constructive Termination.
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         6.2  The value of a Participant's Deferral Account shall be determined as of the last day of the month immediately preceding the Payment Date.

         6.3 The distribution of a Participant's Deferral Account shall be in cash, in one of the following methods as the Participant selects in writing to the Administrator at the time of his or her last deferral election under Section 4.1 of the Plan:

              (a) a single sum paid within thirty (30) days after the Payment Date; or

              (b) substantially equal annual installments starting on the Payment Date and paid over a specified period, not to exceed ten (10) years.

         In the event the Participant shall for any reason fail to timely select a method of distribution pursuant to the foregoing provision of this Section 6.3, such Participant's Deferral Account shall be paid in accordance with method (b) above over ten (10) years.

         6.4 The Company may withhold from any payment under the Plan any taxes or other amounts as required by law. Any taxes imposed on Plan benefits shall be the sole responsibility of the Participant or beneficiary.


    7.   WITHDRAWALS

         7.1 A Participant or surviving spouse may withdraw amounts before those amounts would otherwise have been paid because of financial hardship, as determined by the Administrator. The withdrawal shall be limited to the amount reasonably necessary to meet the financial hardship.
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         7.2  "Financial hardship" means a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute a financial hardship will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of the Participant's election to defer under the Plan.

         7.3 The Administrator shall establish guidelines and procedures for implementing withdrawals. An application shall be in writing, signed by the Participant or surviving spouse and include a statement of facts causing the financial hardship and any other facts required by the Administrator.

         7.4 The withdrawal date shall be determined by the Administrator. The Administrator may require a minimum advance notice and may limit the amount, time and frequency of withdrawals.


    8.   DEATH OR DISABILITY

         8.1 Upon death of a Participant, the value of the Deferral Account shall be paid within thirty (30) days after receipt of satisfactory proof of death, in the following order of priority:

              (a) to the beneficiary designated by the Participant in writing to the Administrator; or if none

              (b)  to the Participant's surviving spouse; or if none
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              (c)  to the Participant's descendants, per stirpes; or if
    none

              (d)  to the Participant's estate.

         8.2 All beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Administrator during the lifetime of the Participant. A Participant may, during his or her lifetime, change the beneficiary or beneficiaries by a signed, written instrument delivered to the Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the beneficiary that has been signed and so delivered.

         8.3 If the recipient is the surviving spouse and the Participant had selected an installment payout, distribution of the Deferral Account balance will be by installments in accordance with the election, subject to Section 7. In all other cases, distribution will be by a single sum payment.

         8.4 A Participant who terminates employment by reason of Total Disability shall be entitled to payment of his or her Deferral Account in accordance with Section 6.3.


    9.   PLAN TERMINATION AND AMENDMENT

         9.1 The Board may terminate or suspend the Plan at any time for any reason, without prior notice to any Participant or beneficiary. On termination or suspension of the Plan the following shall apply:

              (a) amounts deferred through the last month before the effective date of termination or suspension shall remain deferred and shall be credited to the Participants' Deferral Accounts in accordance with the Plan.
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              (b)  deferral elections shall terminate as of the
    effective date of the Plan termination or suspension, and no further deferrals shall be allowed.

              (c) amounts credited to a Deferral Account shall remain to the credit of the Account. In the event of Plan termination, the Account shall continue to be credited with earnings, in accordance with Section 5.2 of the Plan, until the effective date of Plan termination, and any amounts credited to the Account shall be paid out in a single sum payment as soon as practicable after Plan termination. In the event of Plan suspension, the Account shall continue to be credited with earnings, in accordance with
    Section 5.2 of the Plan, and shall be paid out in accordance with the provisions of the Plan.

         9.2 The Board may amend this Plan effective the first day of any month by notice to the Participant. An amendment may be retroactive within the Plan Year in which notice is given except that the right of Participants to defer Salary and Incentive Awards may not be reduced from the portion of the Plan Year through the month in which the notice was given and no amendment may reduce a Participant's Deferral Account balance as of the effective date of such amendment.

              If the Internal Revenue Service determines that any amount deferred under this Plan will be subject to current income taxation, all amounts to which the determination is applicable will be paid to the Participants within thirty (30) days of such determination.



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    10.  ADMINISTRATION

         10.1 The Plan shall be administered by the Administrator. The Administrator, in its sole discretion, shall interpret the Plan, determine eligibility, see that the records are maintained, and
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
    assume responsibility for ensuring that the Plan is operated in accordance with its purpose. The Administrator may delegate any of its responsibilities to such person or persons or committees, and may appoint such agents, as it shall deem necessary or advisable.

         10.2 The Company shall be solely responsible for providing Plan benefits, and the Administrator, any officer, employee or agent of the Company shall not be liable for such benefits. The Administrator, its delegate, any officer, employee or agent of the Company shall not be liable for any action or failure to act with respect to the Plan, except where such act or omission was willful, intentional, or fraudulent. The Company shall indemnify and hold harmless the Administrator and any officer or employee of the Company against any claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan except where such act or omission was willful, intentional or fraudulent.

    11.  CLAIMS PROCEDURE

         11.1 Original Claim

         Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrator which shall respond in writing as soon as practicable, but within sixty
    (60) days.

         11.2      Denial

         If the claim or request is denied, the written notice of denial shall state:

              (a) the reasons for denial, with specific reference to the Plan provisions on which the denial is based;


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              (b)  a description of any additional material or
    information required and an explanation of which it is necessary;
    and

              (c)  an explanation of the Plan's claim review procedure.

         11.3 Request for Review

         Any person whose claim or request is denied or who has not received a response within sixty (60) days may request review by notice given in writing to the Administrator. The claim or request shall be reviewed by the Administrator or a designated committee of the Administrator which may, but shall not be required to, have the claimant appear before it. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing. The Administrator shall be the named fiduciary for the review of denied claims under ERISA.

         11.4 Final Decision

         The decision of review shall normally be made within ninety
    (90) days. If an extension is required for a hearing or other special circumstances the claimant shall be so notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.


    12.  MISCELLANEOUS PROVISIONS

         12.1 The rights of a Participant under this Plan are personal and, prior to a Payment Date, are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary. In the event the

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    Company elects to invest any funds deferred hereunder, such funds and the earnings thereon shall remain the exclusive property of the Company.

         12.2 If the Company merges, consolidates, or otherwise reorganizes, or its assets or business are acquired by another company, this Plan shall continue with respect to those Participants who continue in the employ of the successor company. In such an event, however, a successor corporation may terminate or suspend the Plan as to its employees on the effective date of the succession or thereafter in accordance with Section 9 of the Plan. In any such event, Participants will be notified promptly.

         12.3 All Participants understand they are employees at will. Therefore, nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate, for any reason, any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company or continue as an Eligible Employee.

         12.4 If any Plan provision, or its application to any Participant or beneficiary, is held to be invalid or illegal, neither the remainder of the Plan nor its application to any other Participant or beneficiary shall be affected.

         12.5 Participation in the Plan shall not reduce any Company welfare benefit based upon Salary, but neither the Salary nor Incentive Award deferred under the Plan nor any Plan benefits shall be counted as compensation for purposes of the Company's tax-qualified retirement plans.

         12.6If a Plan benefit is payable to a person incapable of handling the disposition of property, the Administrator or its delegate may direct payment of such benefit to the person taking care of the Participant. Such distribution shall completely discharge the Administrator and the Company from all liability with respect to such payments.
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         12.7 The Plan, and all forms or agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York (other than the conflict of laws provisions) except to the extent that such laws may be preempted by federal law.


                                APPENDIX A


              For purposes of the Plan, the term "Change in Control" shall mean:

              (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
    (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock') or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in
    Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subparagraph
    (3) of this Schedule A are satisfied; or

              (2) Individuals who, as of the date hereof, constitute the Company's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director
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
    subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 75% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be, of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such
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
    corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

              (4) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 75% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.
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
                            APPENDIX B


              For the purpose of credited earnings, the Deferral Account of a Participant shall be considered as earning a rate of return as if such Deferral Account were invested in one or more of the following investment funds, as selected by the Participant pursuant to Section 5.2 of the Plan:

              Fidelity Retirement Government Money Market Portfolio - invested primarily in U.S. Government securities with maturities of one year or less with the objective of preserving capital and liquidity while generating current income. The Fund's investment income, net of investment expense, shall automatically be reinvested in the Fund.

              Fixed Income Fund - invested primarily in fixed income investment. The Fund's investment income, net of investment expense, shall automatically be reinvested in the Fund.

              Fidelity U.S. Equity Index Portfolio - invested in all 500 stocks of the S&P 500 Index in their Index weights with the objective of duplicating the composition and total return of the Index. The Fund's investment income net of investment expense, shall automatically be reinvested in the Fund.

              Fidelity U.S. Bond Index Portfolio - invested approximately 80% in treasury, agency and mortgage securities an the remaining 20% in corporate rated investment grade (BBB-AAA) with the objective of matching the characteristics, structure and performance of the Lehman Aggregate Index (which is comprised of U.S. Government and Agency bonds, mortgage-backed and asset back issues, corporate and yankee bonds). The Fund's investment income, net of investment expense, shall automatically be reinvested in the Fund.
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
              Fidelity Growth and Income Portfolio - invested in high-yielding common stocks and convertibles with the objective of providing long-term capital appreciation with reasonable current income. The Fund may invest in large or small capitalization stock, domestic or foreign issue and may use convertible securities, straight bonds, and preferred stock. The Fund's investment income, net of investment expense, shall automatically be reinvested in the Fund.

              Fidelity Growth Company Fund - invested primarily in common stock and securities convertible into common stock of companies with above-average growth characteristics with the objective of achieving capital appreciation. The Fund will purchase both listed stock and stocks traded over-the-counter, domestic or foreign issue. The Fund's investment income, net of investment expense, shall automatically be reinvested in the Fund.

              In no event shall the Company, Administrator, or any agent thereof, be under any obligation whatsoever to have any assets or other funds actually invested on behalf of the Participant in the investment funds or funds so selected by the Participant pursuant to Section 5.2 of the Plan.